UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2017

BLACKHAWK NETWORK HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

001-35882 (Commission File Number)
Delaware (State or other jurisdiction of incorporation)	43-2099257 (IRS Employer Identification No.)

6220 Stoneridge Mall Road
Pleasanton, CA 94588
(Address of Principal Executive Offices, including Zip Code)
(Registrant’s Telephone Number, Including Area Code): (925) 226-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)     Director Appointment.
On April 17, 2017, the Board of Directors (the “Board”) of Blackhawk Network Holdings, Inc. (the “Company”) appointed Messrs. Jeffrey H. Fox and Robert B. Henske (collectively, the “New Directors”) as Class I directors and members of the Cost Savings Committee. The appointment of the New Directors to the Board and the Cost Savings Committee was pursuant to the Cooperation Agreement entered into by and between the Company and JANA Partners LLC (“JANA”) on March 16, 2017 (the “Cooperation Agreement”), pursuant to which the Company also agreed to expand the Board from eleven to thirteen directors. The Cooperation Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 20, 2017.
Mr. Fox, 55, has not previously served on the Board. Mr. Fox is a principal of The Circumference Group LLC, an investment and advisory firm which he founded in 2009. Mr. Fox was President and Chief Executive Officer of Convergys Corporation, a NYSE-listed customer management company with approximately $3 billion in revenue, from 2010 to November 2012, and then Executive Chairman until April 2013. Previously, Mr. Fox worked for Alltel Corporation, a wireless company acquired by Verizon Wireless in 2009, as Chief Operating Officer from 2007 through 2008, and as a Group President from 1996 until 2007. Mr. Fox also currently serves as non-executive Chairman of the Board of Convergys Corporation and as a member of the board of Avis Budget Group, Inc., a NASDAQ-listed vehicle rental company. Mr. Fox is a party to a nomination agreement with JANA, pursuant to which he has agreed to stand for election or be appointed by the Board in exchange for JANA’s agreement to indemnify him against liabilities arising from any proxy contest related to his conduct as nominee and to pay him $60,000 upon the signing of the nomination agreement and $140,000 if he is elected or appointed to the Board, which payments are intended to fund his acquisition of Company stock and subject to certain other restrictions. Mr. Fox brings to the Board significant experience in business strategy as a current and past senior executive of large companies, as well as considerable directorial and board committee experience. Mr. Fox’s leadership and management experiences in public companies provide valuable insight on dynamics and operation of our Board, particularly in its oversight role.
Mr. Henske, 55, has not previously served on the Board. Mr. Henske served as a Managing Director at Hellman & Friedman LLC from July 2007 through 2014, and as a Senior Advisor from 2014 to 2016. From May 2005 until July 2007, he served as Senior Vice President and General Manager of the Consumer Tax Group of Intuit Inc., a NASDAQ-listed financial software company. He was Intuit’s CFO from January 2003 to September 2005. Prior to joining Intuit, he served as Senior Vice President and CFO of Synopsys, Inc., a NASDAQ-listed supplier of electronic design automation software, from May 2000 until January 2003. Mr. Henske has previously been a partner at Oak Hill Capital Management, a Robert M. Bass Group private equity investment firm, and Bain & Company. Mr. Henske has served as a director of VeriFone Systems, Inc., a NYSE-listed electronic payment company, since January 2005. Mr. Henske is a party to a nomination agreement with JANA, pursuant to which he has agreed to stand for election or be appointed by the Board in exchange for JANA’s agreement to indemnify him against liabilities arising from any proxy contest related to his conduct as nominee and to pay him $60,000 upon the signing of the nomination agreement and $140,000 if he is elected or appointed to the Board, which payments are intended to fund his acquisition of Company stock and subject to certain restrictions. Mr. Henske brings to the Board extensive knowledge of financial reporting and significant experience in business strategy as a current and past senior executive of large companies. Mr. Henske’s leadership and management experiences with public companies and his service as a director and committee member on the boards of a number of companies provide valuable insight on dynamics and operation of our Board, particularly in its oversight role.
The New Directors will be entitled to receive annual cash and equity compensation under the Company’s Non-Employee Director Compensation Program, subject to their continued service on the Board. The current effective Blackhawk Network Holdings, Inc. Non-Employee Director Compensation Program was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on February 17, 2017. Pursuant to such program, each of the New Directors will receive (i) a $60,000 annual retainer pro-rated based on the actual number of days serving as a director payable in quarterly installments, and (ii) a $140,000 annual restricted stock unit award, the first of which will be granted on the date of the 2017 annual meeting of stockholders. Each has also entered into an indemnification agreement with the Company, the same form of indemnification agreement applicable to the Company’s other executive officers and directors, a copy of which was filed as Exhibit 10.28 to the Company’s registration statement on Form S-1 dated March 18, 2013 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On and effective as of April 17, 2017, the Board approved an amendment (the “Amendment”) to Section 3.2 of the Amended and Restated Bylaws of the Company (the “Bylaws”) to (i) increase the authorized number of directors from twelve to thirteen members, and (ii) state, as of the effective date of the Bylaws, the Board will consist of thirteen members. The Amendment was approved in connection with the appointments of Messrs. Fox and Henske as described above in Item 5.02 of this Current Report on Form 8-K.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
3.1	Amendment to Amended and Restated Bylaws of Blackhawk Network Holdings, Inc., effective as of April 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2017	BLACKHAWK NETWORK HOLDINGS, INC.

	By:	/s/ Jerry Ulrich
	Name:	Jerry Ulrich
	Title:	Chief Financial Officer and Chief Administrative Officer